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                                                                   EXHIBIT 99(A)


                             SUBSCRIPTION AGREEMENT

                      MEDICAL POLYMERS TECHNOLOGIES, INC.

                                 550,000 UNITS

                         550,000 SHARES OF COMMON STOCK

                                      WITH

       STOCK PURCHASE WARRANTS TO PURCHASE 275,000 SHARES OF COMMON STOCK

                            ------------------------

Medical Polymers Technologies, Inc.
7600 Burnet Road, Suite 350
Austin, TX. 78757-1267

Gentlemen:

     The undersigned subscriber has been informed that Medical Polymers Technologies, Inc., a Delaware corporation (the "Company"), is currently in the process of obtaining capital through the private offer and sale of a minimum of 400,000 units and up to a maximum of 550,000 units at $0.50 (US) consisting of one share of Common Stock and one non-transferable share purchase warrant, two of such warrants entitling the holder to acquire one additional share of Common Stock at a price of $0.75 (US) per share in year one and at a price of $1.00
(US) in year two. Such Units are being offered to accredited investors (as defined under the Securities act of 1933, as amended (the "Act")). The undersigned acknowledges receipt of the Subscription Agreement, 10-KSB/A1 and 10-QSB of September 30, 1996 and the opportunity to obtain additional information from the Company on the basis of which the undersigned submits this offer.

     The undersigned hereby acknowledges that he has had full and complete access to all information regarding the Company and its current operations, financial position and prospects, and has had the opportunity to review documents in the possession of the Company regarding the proposed financing, the reorganization approved November 19, 1996 by the Stockholders and other corporate matters. The undersigned also has had the opportunity to ask questions of the Company's officers or directors and to receive information satisfactory to the undersigned in response to such questions and inquiries.

     1. Subscription. The undersigned hereby irrevocably tenders this subscription (the "Subscription") for Units as indicated on the signature page hereto and cash or a cashier's check in payment therefor.

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     Subject to the terms of the Subscription Agreement, the Investor hereby irrevocably subscribes for and agrees to purchase the number of Units indicated on the signature page hereto at a purchase price of $.050 (US) per Unit (the "Subscription"). Simultaneously with the delivery of the combined signature page (the "Signature Page") to this Subscription Agreement, the Questionnaire referred to below, and the Warrant Agreement referred to below, the Investor shall deliver to the Company the appropriate completed questionnaire (the "Questionnaire"), a completed and signed Vancouver Stock Exchange Form 11-1A - Private Placement Questionnaire and Undertaking ("VSE Form 11-1A"), a completed Internal Revenue Service Form W-9 (IRS Form W-9"), a completed British Columbia Securities Commission Form 20, and payment in the amount set forth on the Signature Page below (the "Payment"), in the form of a check payable to "Medical Polymers Technologies, Inc." or any bank wire transfer to the account of the Agent referred to below at:

                             NationsBank of Texas
                                Dallas, Texas
                               ABA No. 111000025
                             For future credit to:
                             Account No. 2140449207

     The Investor understands that the Payment will be held in escrow for his or its benefit by NationsBank, N.A. (the "Agent") in Austin, Texas. The Payment will be promptly returned to the Investor, without interest, in the event that for any reason the purchase and sale of all of the Unit has not been consummated by January 15, 1997 (the "Closing Date"). It is excepted, however, that the Closing Date will occur on or about December 16, 1996.

     It is understood and agreed that the Company shall have the right, in its sole and absolute discretion, to accept or reject this Subscription, in whole or in part, and that this Subscription shall be deemed to be accepted by the Company only when it is signed by the Company. The undersigned understands that this Subscription constitutes an absolute obligation for him, that it is independent of any of subscription by any other party, and that only the Company may accept this Subscription.

     2. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to the Company as follows:

     (a) THE INVESTOR RECOGNIZES THAT AN INVESTMENT IN THE COMPANY INVOLVES SUBSTANTIAL RISK. THE INVESTOR UNDERSTANDS ALL OF THE RISK FACTORS RELATING TO THE PURCHASE OF UNITS.

     (b)  he has not retained or consulted with a Purchaser Representative;

     (c) he had such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company and the suitability of the units subscribed for an investment for him;

     (d) he has a net worth in excess of five times the amount of the purchase price tendered herein.
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     (e)  the Units for which her hereby subscribes will be acquired for his own account for investment and not with the view toward resale or redistribution; also, the undersigned is not buying Units as a nominee for any other person, and he does not presently have any reason to anticipate any change in his circumstances or other particular occasion or event which would cause hi to sell his Units;

     (f) he has received no representations or warranties from the Company or the officers, directors, employees, or agents of the Company other than those set forth in the 10-KSB/A-1 and 10-QSB;

     (g) he is able to bear the economic risk of the investment in the Units subscribed for and he has sufficient net worth to sustain a loss of his entire investment in the Company without material economic hardship if such a loss should occur;

     (h) he has received and read and is familiar with the 10-KSB/A1, including all exhibits annexed thereto and the Company's 10-QSB for September 30, 1996, and he confirms that all documents, records, and books pertaining to his proposed investment in the Company have been made available to him;

     (i) he has had an opportunity to ask questions of and receive satisfactory answers from the Company or any person or persons acting on the Company's behalf, concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the undersigned;

     (j) he represents that (I) it has been called to his attention by those individuals with whom he has dealt in connection with his investment in the Company, that his investment in the Company is speculative and involves a high degree of risk of loss by him and his entire investment in the Company and that he must bear economic risk of such investment for an indefinite period of time because the Units have not been registered under the Act or applicable state securities laws and therefore cannot be sold unless subsequently registered under the /act and such state laws or unless an exemptions form such registration is available, (ii) no assurances are or have been made regarding any economic advantages (including tax) which may inure to the benefit of the undersigned, (iii) no assurances have been made concerning return on investments, and (iv) he is aware that this Subscription constitutes an absolute obligation for him and is independent of any other subscription for Units;

     (k) he acknowledges and is aware that it never has been represented, guaranteed, or warranted to him by the Company, its officers, directors, agents or employees, or any other person, expressly or by implication, as to any of the following: (I) the approximate or exact length of time that he will be required to remain as owner of his Units; (ii) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment; or (iii) that the past performance or experience on the part of the Company, or any future projections will in any way indicate the predictable results of the ownership of Units or of the overall financial performance of the Company;




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     (l)  he has made other risk capital investments or other investments of a speculative nature and, by reason of his business and financial experience or the business and financial experience of those persons he has retained to advise him with respect to his investment in the Company, has acquired the capacity to protect his own interest in investments of this nature;

     (m) he acknowledges that all information made available to him and/or his personal advisor(s) in connection with his investment in the Units, including the information contained in the Memorandum and exhibits thereto, is and shall remain confidential in all respects and may not be reproduced, distributed or used for any other purpose without prior written consent of the Company;

     (n) the undersigned, if an individual, represents he is a bona fide resident and domiciliary, not a transient or temporary resident, of the state and country shown below. If the undersigned is a corporation, trust or other entity, it represents that it was incorporated or organized and is existing under the laws of the state shown below; if the undersigned is a partnership, it represents that all of its general partners are bona fide residents and domiciliaries, not transient or temporary residents, of Texas; and if the undersigned is a corporation, trust, partnership or other entity, it represents it was not organized for the specific purpose of acquiring the Units;

     (o) he has received, complete and returned to the Company the Confidential Purchaser Questionnaire accompanying this Subscription and relating to his general ability to bear the risks of an investment in the Company and his suitability as an investor in the private offering, and the undersigned hereby affirms the correctness of his answers to such questionnaire;

     (p) by executing in the space provided below, the undersigned accepts the terms of, and agrees to abide by, the Warrant Agreement, and at the request of the Company, he agrees to complete and return to the Company an investment letter, upon the exercise of the Warrants for the Common Stock, containing representations in support of a private placement exemption under applicable federal and state securities law; and

     (q) he acknowledges and agrees that he is not entitled to cancel, terminate, or revoke this Subscription or any agreements of the undersigned hereunder, once accepted by the Company, and that such Subscription and agreements shall survive changes in the transactions, documents and instruments described in the Memorandum which, in the aggregate, are not material or which are contemplated by the Memorandum.

     (r) The Investor is aware that the Units will be distributed pursuant to certain exemptions under the Securities Act (British Columbia) and its regulations and the Investor is not acquiring these securities as a result of any information about the materials affairs of the Company that is not generally known to the public save the knowledge of his particular transaction.


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     (s)  This subscription for the Units has not been induced by any representations or warranties by any person whatsoever with regard to the future value of the Company's securities.

     (t) The Investor is acquiring the Units as principal for the Investor's own benefit.

     (u) Pursuant to the Securities Act (British Columbia) and its regulations, the Investor will hold the Common Stock and any shares acquired upon the exercise of the Warrant and such shares will be non-transferable in British Columbia for a period of one year from the date of the Subscription Agreement, and thereafter such shares may be subject to restrictions or notice or requirements under such Act upon disposition.

     (v) The Units were not advertised in printed media and general and regular paid circulation, radio or television.

     (w) No person has made to the Investor any written or oral representations: (i) that any person will resell or repurchase the Common Stock and/or the Warrant; (ii) that any person will refund the purchase price of the Common Stock and/or the exercise price of the shares comprising the Warrant;
(iii) as to the future price or value of the Common Stock and/or the shares issuable upon the exercise of the Warrant; or (iv) that the Common Stock and/or the shares issuable upon the exercise of the Warrant will be listed and posted for trading on a stock exchange or that application has been made to list and post the shares and/or the shares issuable upon the exercise of the Warrant for trading on a stock exchange other than Vancouver Stock Exchange.

     3. Indemnification. The undersigned acknowledges that the representations and warranties in paragraph 2 are being relied upon by the Company and individuals to whom such representations and warranties are made, and he hereby agrees to indemnify and hold harmless to Company, and its officers, directors, attorneys and agents from and against any and all loss, damage or liability due to, or arising out of, a breach of any such representations or warranties. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment, or agreement made herein by the undersigned shall in any manner be deemed to constitute a waiver of any rights granted to him under federal or state securities laws.

     4. Limitation on Transfer of Units. The undersigned acknowledges that he is aware that there are substantial restrictions on the transferability of the Units. Since the securities will not be, and the undersigned has no right to require that they be registered under the Act or any applicable state or provincial securities laws, the securities may not be, and the undersigned agrees that they shall not be, sold unless such sale is exempt from such registration under said Act and such laws. The undersigned also acknowledges that he shall be responsible for compliance with all conditions on transfer imposed by any blue sky or securities law administrator and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such proposed transfer.



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     5.  Restrictions and Limitations.  The undersigned understands and agrees that the following restrictions and limitations are applicable to his purchase and his resale, pledge, hypothecation, or other transfer of the Units subscribed:

         (a) the undersigned agrees that the securities shall not be sold, pledged, hypothecated, or otherwise transferred unless either (i) the securities are registered under the Act and applicable state or provincial securities laws, or (ii) the sale, pledge, hypothecation, or transfer of the securities is exempt therefrom;

         (b) resale or transfer of Units may be permissible only if such transferee meets the applicable standard for initial investment; and

         (c) if a transfer agent for the Company is utilized, stop transfer instructions to such transfer agent of the Company will be placed with respect to the securities so as to restrict the resale, pledge, hypothecation, or other transfer thereof.

     6.  Miscellaneous.

         (a) All notices or other communications give or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, if to the undersigned, at his address set forth below and if to the Company, at 7600 Burnett Road, Suite 350, Austin, Texas 78757-1267.

         (b) This Subscription shall be construed in accordance with and governed by the laws of the State of Texas, excluding choice of law and conflicts of law principles.

         (c) This Subscription constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

         (d) This Subscription and the representations and warranties contained herein shall be binding upon the heirs, executors, legal representatives, administrators, successors, and assigns of the undersigned.

         (e) The recitals are incorporated in and made a part of this Subscription. Title of articles, paragraphs and all subparagraphs are used for convenience only and are not a part of the text. All terms used in any one number or gender shall be construed to include any other number or gender as the context may require and the terms "he" and "him" shall mean and include "it", "she", "they" or "them" if the context requires.



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     IN WITNESS WHEREOF, the undersigned has executed this Subscription
Agreement as of the 16th day of December, 1996.

Dollar Amount of Unit Subscribed For: $10,450.00


                                        /s/ JOHN W. DALTON
                                        --------------------------------
                                        Signature of Subscriber


                                            John W. Dalton
                                        --------------------------------
                                        (Type or Print Name)


/s/ RAUSCHER PIERCE REFSNES, INC.               ###-##-####
------------------------------------    --------------------------------
Name of Business                        Social Security or Tax ID Number


1330 Post Oak Blvd., Suite 2300              11325 Somerland Way
------------------------------------    --------------------------------
Business Address                        City, State, ZIP Code


(713) 623-9216                               (713) 464-6057
------------------------------------    --------------------------------
Business Telephone Number               Residence Telephone Number


     All correspondence addressed to the above named person should be sent by the Company to his [ ] business [X] home address (check one).

Capacity of Subscriber (check one)

Individual [X] Corporation [ ] Company [ ] Other [ ] ________ (please specify)


-------------------








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Accepted:

Medical Polymers Technologies, Inc.

By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------

Date:                    Time:
     ------------------       --------------











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Agreement, together with the forms of instruments annexed hereto as Exhibit A, constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

     THIS WARRANT AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE WARRANT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NOT UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the Company has caused this Warrant Agreement to be executed as of the 6th day of December, 1996, by its proper corporate officers, thereunto duly authorized.

                                   MEDICAL POLYMERS TECHNOLOGIES, INC.

                                   By:

                                   /s/ LEE COOKE
                                   -----------------------------------
                                   LEE COOKE,
                                   Chairman


                                   CONFIRMED:

                                   /s/ JOHN W. DALTON
                                   -----------------------------------
                                   SIGNATURE

                                   Printed Name:  JOHN W. DALTON

                                   Title (if
                                   applicable):
                                                 ---------------------


(Each co-owner or joint owner must sign.)